UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2009

Lazard Ltd
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

441-295-1422
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On July 15, 2009 (the “Closing Date”), Lazard Group LLC (“Lazard”) established a Chicago-based private equity business with The Edgewater Funds, a private equity firm based in Chicago, Illinois (“Edgewater”), through the acquisition of the management vehicles of Edgewater.  The acquisition was structured as a purchase by Lazard of interests in a holding company that owns interests in the general partner and management company entities of the current Edgewater private equity funds.

The aggregate consideration to be paid to the sellers in the transaction consists of (i) a cash payment on the Closing Date, (ii) an initial stock payment, subject to transfer restrictions and forfeiture, on the Closing Date of 1,142,857 shares of Lazard Ltd’s Class A common stock (“Lazard Stock”) (such shares, the “Initial Shares”) and (iii) additional stock payments, subject to earnout criteria and payable over time, of up to 1,142,857 shares of Lazard Stock (the “Earnout Shares”).

The Initial Shares are subject to transfer restrictions and forfeiture provisions that lapse only upon the achievement of certain performance thresholds for the next Edgewater fund that must be met by the second anniversary of the Closing Date.  The Earnout Shares will be issued and paid only if certain performance thresholds for the next two Edgewater funds are met.

The issuance and payment of the shares of Lazard Stock to the sellers in the transaction is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (or regulations promulgated thereunder), as a transaction by an issuer not involving a public offering.

Item 8.01    Other Events.

Attached as Exhibit 99.1 is a copy of Lazard Ltd’s press release dated July 16, 2009 announcing the transaction described in Item 3.02 above.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release of Lazard Ltd issued on July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD
(Registrant)

By:	/s/ Michael J. Castellano
Name: Michael J. Castellano
Title: Chief Financial Officer

Dated:  July 17, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Lazard Ltd issued on July 16, 2009.